CÒSI
LIFE SHOULD BE DELICIOUS

Fiscal 2014 Investor Teleconference

Supplemental Information

August 14, 2014

LIFE SHOULD BE DELICIOUS™

Safe Harbor Concerning Forward Looking Statements

Matters discussed in this presentation that relate to events or developments which are expected to occur in the future, including any discussion, expressed or implied, of anticipated growth, new store openings, operating results or earnings constitute forward-looking statements. Forward-looking statements are based on management's beliefs, assumptions and expectations of our future economic performance, taking into account the information currently available to management. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Factors that could contribute to these differences include, but are not limited to:

- the cost of our principal food products and supply and delivery shortages and interruptions;
- labor shortages or increased labor costs;
- changes in demographic trends and consumer tastes and preferences, including changes resulting from concerns over nutritional or safety aspects of beef, poultry, or other foods or the effects of food-borne illnesses;
- expansion into new markets including foreign markets
- our ability to locate suitable restaurant sites in new and existing markets and negotiate acceptable lease terms
- competition in our markets, both in our business and in locating suitable restaurant sites;
- our operation and execution in new and existing markets;
- our ability to recruit, train and retain qualified corporate and restaurant personnel and management;
- cost effective and timely planning, design and build out of restaurants
- our ability to attract and retain qualified franchisees
- our ability to generate positive cash flow from existing and new restaurants;
- the rate of our internal growth and our ability to generate increased revenue from our existing restaurants
- the reliability of our customer and market studies
- fluctuations in our quarterly results due to seasonality;
- increased government regulation and our ability to secure required government approvals and permits
- our ability to create customer awareness of our restaurants in new markets;
- market saturation due to new restaurant openings;
- inadequate protection of our intellectual property;
- adverse weather conditions which impact customer traffic at our restaurants; and
- adverse economic conditions.

The words "believe," "may," "will," "should," "anticipate," "estimate," "expect," "intend," "objective," "seek," "plan," "strive" or similar words, or the negatives of these words, identify forward-looking statements. We qualify any forward-looking statements entirely by these cautionary factors.

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LIFE SHOULD BE DELICIOUS™

Fiscal 2014 Teleconference Agenda

- Introductory Comments
- Financial Results
  - o Slide 4 – Restaurant Margin Performance Q2
  - o Slide 5 – Reconciliation of Non-GAAP Measures To Net Income Q2
- Questions and Answers

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LIFE SHOULD BE DELICIOUS℠

Restaurant Margin Performance – Q2

	U.S. Dollars in Thousands						
	13 Weeks Ended June 30, 2014			13 Weeks Ended July 1, 2013			Margin Change (1)
Restaurant Net Sales	$	20,007	100.0%	$	22,656	100.0%	---
Comp Sales %		-7.5%			-3.6%		
Cost of Food and Beverage	$	5,122	25.6%	$	5,521	24.4%	120 Basis Points Increase
Gross Profit	$	14,885	74.4%	$	17,135	75.6%	120 Basis Points Decrease
Labor and Related Benefits	$	7,432	37.1%	$	8,198	36.2%	90 Basis Points Increase
Other Operating Expenses	$	2,794	14.0%		3,031	13.4%	60 Basis Points Increase
Controllable Contribution	$	4,659	23.3%	$	5,906	26.0%	270 Basis Points Decrease
Occupancy Costs	$	4,284	21.4%		4,492	19.8%	160 Basis Points Increase
Restaurant Cash Flow	$	375	1.9%	$	1,414	6.2%	430 Basis Points Decrease

(1) Due to Rounding, some percentages might not foot.

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LIFE SHOULD BE DELICIOUS℠

Reconciliation of Non-GAAP Measures To Net Income

	13 Weeks Ended June 30, 2014		13 Weeks Ended July 1, 2013	
Restaurant Net Sales	$	20,007	$	22,656
Cost of Food and Beverage	$	5,122	$	5,521
Labor and Related Benefits	$	7,432	$	8,198
Occupancy and Other Operating Expenses	$	7,078	$	7,523
Restaurant Cash Flow	$	375	$	1,414
Franchise Fees and Royalties	$	663	$	752
General and Administrative Expenses	$	3,685	$	3,141
Depreciation and Amortization	$	601	$	672
Restaurant Pre-Opening Expense	$	-	$	11
Provision For Losses On Asset Impairments and Disposals	$	120	$	355
Lease Termination Expense and Closed Store Costs	$	1,269	$	126
Gain On Sale Of Assets	$	(50)	$	-
Operating Loss	$	(4,587)	$	(2,139)
Interest Expense	$	(239)		-
Other Income, net	$	12	$	4
Net Loss	$	(4,814)	$	(2,135)
EPS	$	(0.27)	$	(0.12)